UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 11, 2006

Bovie Medical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

734 Walt Whitman Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(631) 421-5452

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule l4a-12 under the Exchange Act
(17 CFR 240.l4a-12)

[ ] Pre-commencement communications pursuant to Rule l4d- 2(b) under the Exchange Act
(17 CFR 240. l4d- 2(b)

[ ] Pre-commencement communications pursuant to Rule 13 e-4( c) under the Exchange Act
(17 CFR 240.13 e-4( c)

Item 8.01	OTHER EVENTS

SEE ATTACHED EXHIBIT

EXHIBITS:

99.1

Press Release October 11, 2006 announcing Bovie Medical Corporation’s Exclusive Distribution Agreement with Boston Scientific for Electro Surgery Oncology Product.

99.2

Press Release October 12, 2006 announcing Bovie Medical Corporation’s receipt of US Food and Drug Administration (FDA) clearance to market new Laparoscopic instruments.

BOVIE MEDICAL CORPORATION

By: _____________________
ANDREW MAKRIDES
President

EXHIBIT 99.1

BOVIE MEDICAL ANNOUNCES EXCLUSIVE DISTRIBUTION AGREEMENT WITH BOSTON SCIENTIFIC FOR ELECTROSURGERY ONCOLOGY PRODUCT

Melville, NY - October 11, 2006 - Bovie Medical Corporation (“Bovie”) (AMEX:BVX), a manufacturer and marketer of electrosurgical products, announced today that it has entered into an agreement with Boston Scientific Corporation (NYSE: BSX) for the exclusive distribution and marketing by Boston Scientific of an electrosurgical device for use in Boston Scientific’s Oncology business.  Under the agreement, Bovie will manufacture the product. The product will be co-labeled with both the Boston Scientific and Bovie names displayed. Additionally, Bovie will receive funding from Boston Scientific as part of its manufacturing start up.

Commenting on the agreement, Bovie president Andrew Makrides stated, “We are pleased to be working with one of the premier medical device companies in the world.  It is a strong step forward in our strategy to achieve greater market recognition through Boston Scientific’s well-established and expert sales force.  Bovie looks ahead to a continued mutually beneficial relationship with Boston Scientific.”

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.
.

About Bovie Medical

Bovie Medical Corporation, headquartered in Melville, NY, with manufacturing in St. Petersburg, FL, is a developer, manufacturer and marketer of electrosurgical products. For more information, please visit: www.boviemedical.com.

Contact Information:

Investor Relations:
John Aneralla
Buttonwood Advisory Group, Inc.
Phone (800) 940-9087

EXHIBIT 99.2

BOVIE MEDICAL CORPORATION ANNOUNCES FDA CLEARANCE TO MARKET NEW LAPAROSCOPIC INSTRUMENTS

Melville, New York, Oct 12, 2006 - Bovie Medical Corporation (the “Company”) (Amex: BVX), a manufacturer and marketer of electrosurgical products, today announced that it has received U.S. Food and Drug Administration (FDA) 510(k) clearance to market a new line of patent pending advanced modular laparoscopic electrosurgical electrodes and handle, aimed at the laparoscopic and arthroscopic markets. The Modular Ergonomic Instruments (MEG) family combined with Bovie’s advanced electrosurgical generators offers users unprecedented cost savings as well as reduced and simplified inventory.

The high quality, reusable, insulated MEG line handle comes with light metallic grips, transparent ratchet and ergonomic design, which is expected to reduce surgeon fatigue and improve tactile feel. The handle accepts reusable tip inserts.  Additionally, the loading and detachment of tips is simple with minimal required user training.

It is estimated that the total annual worldwide market for this product line exceeds $200 million.

In other news, the Company announced that Mr. Gary Pickett has been promoted to Chief Financial Officer.  Mr. Pickett has been the Company's Controller since March 27, 2006.

Mr. Pickett previously held financial and accounting positions with Progress Rail Services, Progress Energy and Florida Power Corporation.  Mr. Pickett is a CPA with extensive experience in Sarbanes-Oxley implementation as well as GAAP accounting and SEC reporting.  He holds an MBA from Tampa University, B.S. from Florida State and served five years as a field artillery officer in the United States Army.

This document may contain some forward looking statements, particularly regarding operational prospects in 2006 and beyond, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risks are listed from time to time in the Company’s SEC filings.

Contact Information:

Investor Relations:
John Aneralla
Buttonwood Advisory Group, Inc.
Phone (800) 940-9087